AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1996.
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ------------------

                               GRAPHIX ZONE, INC.
              (Exact name of Registrant as specified in its charter)


                                    DELAWARE
       (State or other jurisdiction of incorporation or organization)


                                   33-0697932
                    (I.R.S. Employer Identification Number)


    42 CORPORATE PARK, SUITE 200, IRVINE, CALIFORNIA             92606
        (Address of Principal Executive Offices)               (Zip Code)


                             1996 STOCK OPTION PLAN
              NON-QUALIFIED STOCK OPTION GRANTED TO FRANK CUTLER
                            (Full title of the plan)

                           CHARLES R. CORTRIGHT, JR.,
   GRAPHIX ZONE, INC. 42 CORPORATE PARK, SUITE 200, IRVINE, CALIFORNIA  92606
                    (Name and address for Agent For Service)


                                (714) 833-3838
         (Telephone Number, Including Area Code, of Agent For Service)

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                                                                    PAGE 1 OF 10
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   Graphix Zone, Inc., a Delaware corporation (the "Registrant"), has previously filed with the Securities and Exchange Commission (the
"Commission") a Registration Statement on Form S-8 on July 30, 1996 (the "Registration Statement"). Pursuant to Rule 456 and Rule 462 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement became effective automatically upon filing.

   This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by the Registrant solely for the purpose of filing three (3) exhibits (Exhibit Nos. 23.1, 23.2 and 23.3) which were previously omitted from the original filing of the Registration Statement with the Commission on July 30, 1996, and in order to reflect the filing of updated financial statements of the Registrant pursuant to the filing with the Commission on November 1, 1996 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 31st day of October, 1996.

                                       GRAPHIX ZONE, INC.


                                       By: /S/ CHARLES R. CORTRIGHT, JR.
                                           -------------------------------------
                                           Charles R. Cortright, Jr., President

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated and on the dates stated.

        Signature                        Title                       Date
        ---------                        -----                       ----

/S/ CHARLES R. CORTRIGHT, JR.   President (principal executive  October 31, 1996
-----------------------------   officer) and Director
Charles R. Cortright, Jr.


/S/ ANGELA ABER CORTRIGHT       Executive Vice President,       October 31, 1996
-----------------------------   Secretary and Director
Angela Aber Cortright


/S/ FRANK E. MURNANE            Chief Financial Officer         October 31, 1996
-----------------------------   (principal financial and
Frank E. Murnane                accounting officer)


/S/ THOMAS C.K. YUEN            Director                        October 31, 1996
-----------------------------
Thomas C. K. Yuen

/S/ RONALD S. POSNER            Chairman of the Board           October 31, 1996
-----------------------------   and Director
Ronald S. Posner


/S/ C. RICHARD KRAMLICH         Director                        October 31, 1996
-----------------------------
C. Richard Kramlich


/S/ DOUGLAS GLEN                Director                        October 31, 1996
-----------------------------
Douglas Glen

                                 EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
  No.                      Description                                  Page
-------                    -----------                              ------------

23.1              Consent of KPMG Peat Marwick LLP.                      5

23.2              Consent of Ernst & Young LLP.                          7

23.3              Consent of KPMG Peat Marwick LLP.                      9